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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
Continental Can Company, Inc.:


We consent to incorporation by reference in the Registration Statements Nos. 33-7783, 33-37163, 33-37164 and 33-37165 on Form S-8 of Viatech, Inc. (now known as
Continental Can Company, Inc.) of our reports dated March 1, 1995 relating to the consolidated balance sheets of Continental Can Company, Inc. and subsidiaries as of December 31, 1994 and 1993, and the consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three year period ended December 31, 1994, which reports are either incorporated by reference or appear in the December 31, 1994 Annual Report on Form 10-K of Continental Can Company, Inc.

As discussed in notes 1(i) and 13 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards Nos. 112, Employers Accounting for Post-Employment Benefits, on a prospective basis in 1994. Also, as discussed notes 1(h) and 13 and notes 1(d) and 10 to the consolidated financial statements, the Company adopted the provisions of Statements of Financial Accounting Standards Nos. 106, "Employer's Accounting for Post-Retirements Benefits Other Than Pensions" and 109, "Accounting for Income Taxes", respectively, on a prospective basis in 1992.



                                         /s/   KPMG PEAT MARWICK LLP



Jericho, New York
March 14, 1995

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